Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 15, 2022, on our audits of the consolidated financial statements of IF Bancorp, Inc. as of June 30, 2022, and 2021, and for the years then ended, which is included in the Annual Report on Form 10-K.

/s/ FORVIS, LLP (formerly BKD, LLP)
Decatur, Illinois
November 30, 2022